Exhibit 99.1

Hercules Capital Announces Multiple Portfolio Company Achievements in Q2 2019

PALO ALTO, Calif., June 25, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture growth stage companies backed by some of the leading U.S. and top tier venture capital and select private equity firms, today announced some of the latest achievements for select portfolio companies.

“We would like to congratulate our portfolio companies on their latest liquidity events and corporate achievements,” said Scott Bluestein, interim chief executive officer and chief investment officer of Hercules. “The ongoing success and progress achieved by many of our high-quality, innovative portfolio companies exemplifies the depth and experience of Hercules’ underwriting platform and our unique ability to identify and partner with some of the industry’s leading companies in the venture-backed and growth-stage ecosystem.”

Bluestein continued, “I am also delighted to see eight of our portfolio companies complete their IPO debuts year-to-date, along with five more that have filed registration statements in preparation for their potential IPO debuts. In addition to the IPO exits, the capital markets continue to foster a healthy environment for M&A activities which are continuing at a strong pace.”

Hercules Portfolio Company Achievements

Recently Completed New Financings

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ThreatConnect, Inc., a provider of an intelligence-driven security operations platform, announced a new strategic growth investment led by Providence Strategic Growth, the growth equity affiliate of Providence Equity Partners. Financial terms were not disclosed.

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Dashlane, the leading credential and digital identity management solution, announced it had closed a $110.0 million Series D funding round led by Sequoia Capital. Existing investors Rho Ventures, FirstMark Capital and Bessemer Venture Partners also participated in the round. Dashlane will use the funds to enhance its core product, add new capabilities to better address the needs of consumers and businesses of all sizes, and build a category-defining brand.

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Impossible Foods Inc., a company that develops plant-based substitutes for meat and dairy products, announced it had closed a $300.0 million Series E funding round led by Temasek and Horizon Ventures. They were joined by more than a dozen individual investors with star status, including Jay-Z, Serena Williams, Alexis Ohanian, Katy Perry and Jaden Smith. Impossible Foods will primarily use the funds to increase its ability to serve unprecedented demand of their products.

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Tricida, Inc. (NASDAQ: TCDA), a pharmaceutical company focused on the development and commercialization of its drug candidate, TRC101, a non-absorbed, orally-administered polymer designed to treat metabolic acidosis in patients with chronic kidney disease by binding and removing acid from the gastrointestinal tract, announced the closing of its public offering of common stock which raised gross proceeds of approximately $231.8 million.

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Insmed Incorporated (NASDAQ: INSM), a biopharmaceutical company dedicated to improving the lives of patients battling serious lung diseases, announced the closing of its public offering of common stock which raised gross proceeds of approximately $250.0 million.

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Aveo Pharmaceuticals, Inc. (NASDAQ: AVEO), a biopharmaceutical company seeking to advance targeted medicines for oncology and other unmet medical needs, completed an underwritten public offering of 21,739,131 shares of common stock, including warrants to purchase an aggregate of 3,260,869 shares of its common stock for gross proceeds of approximately $25.0 million.

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Myovant Sciences (NYSE: MYOV), a clinical-stage healthcare company focused on developing and commercializing innovative therapies for women’s health and prostate cancer, completed an underwritten public offering of 17,424,243 shares of its common stock including 2,272,727 over-allotment shares, for gross proceeds of approximately $162.5 million.

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Druva, Inc., a SaaS startup focused on cloud data protection and management, announced it had raised a $130.0 million round led by Viking Global Investors. They were joined by existing investors Riverwood Capital, Tenaya Capital, Nexus Venture Partners as well as new investors, Neuberger Berman and Atreides Capital.

●	Thumbtack Inc., a company which operates an online marketplace to match local professionals with customers, raised a $120.0 million Series H funding round.

FDA Approvals and Clinical Trials

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Gelesis, a biotechnology company developing first-in-class hydrogel therapeutics to treat obesity and other chronic diseases related to gastrointestinal (GI) tract, announced that the FDA has cleared the company’s lead product candidate, Plenity (Gelesis100), as an aid in weight management in adults with a Body Mass Index of 25-40 kg/m2, when used in conjunction with diet and exercise.

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Genocea Biosciences, Inc. (NASDAQ: GNCA), a biopharmaceutical company developing personalized cancer immunotherapies, announced that the Journal of Clinical Oncology has selected the company’s GEN-009 clinical results presentation at the 2019 ASCO Annual Meeting as a top-10 featured abstract in immune-oncology.

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Myovant Sciences (NYSE: MYOV), a clinical-stage healthcare company focused on developing and commercializing innovative therapies for women’s health and prostate cancer, announced that LIBERTY 1, the first of two Phase 3 studies of once daily relugolix combination therapy met its primary efficacy endpoint and six key secondary endpoints in women with uterine fibroids.

M&A Activities

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In April 2019, Hercules’ portfolio company WildTangent, Inc., a game network that powers game services for several personal computer manufacturers, was acquired by gamigo AG, a Hamburg-based publisher of free-to-play online and mobile games in Europe and North America. Terms of the acquisition were not disclosed. Hercules initially committed $20.0 million in venture debt financing beginning in November 2007, and currently holds 100,000 shares of Preferred Series 3 stock, as of March 31, 2019.

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In May 2019, Hercules’ portfolio company Aquantia, Corporation (NYSE: AQ), a leader in Multi-Gig Ethernet Connectivity, announced a definitive agreement to be acquired by Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions. Marvell will acquire all outstanding shares of Aquantia common stock in exchange for consideration of $13.25 per share in cash. Hercules currently holds warrants for 19,683 shares of common stock as of March 31, 2019.

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In May 2019, Hercules’ portfolio company Microsystems Holding Company, LLC (a.k.a Litera Microsystems), a software provider for drafting, proofreading, comparing, repairing and cleaning documents in the legal and life sciences industries, was acquired by Hg, a specialist private equity investor and the most active European based investor in software and services. Terms of the transaction were not disclosed. Hercules initially committed $12.0 million in venture debt in December 2017.

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In June 2019, Hercules’ portfolio company Brigade Group, Inc., a technology company focused on providing business process outsourcing services and knowledge process outsourcing service for global corporations, was acquired by Countable Corporation, a provider of a web and mobile-based modern civic engagement platform designed to understand summaries of upcoming and active legislation. Terms of the transaction were not disclosed. Hercules currently holds 9,023 shares of common stock as of March 31, 2019.

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In June 2019, Hercules’ portfolio company Brickell Biotech, Inc., a privately-held clinical-stage medical dermatology company, announced they entered into a definitive merger agreement with Vical Incorporated (NASDAQ: VICL), under which Brickell would merge with a wholly-owned subsidiary of Vical in an all-stock transaction. The merger would create a pharmaceutical company focused on developing novel and differentiated prescription therapies addressing unmet patient needs in hyperhidrosis, cutaneous T-cell lymphoma, psoriasis, and other debilitating dermatologic disorders. Hercules initially committed $7.5 million in venture debt in February 2016. Hercules currently holds warrants for 26,086 shares of Preferred Series C stock as of March 31, 2019.

IPO Activities

As of June 25, 2019, Hercules held warrant and equity positions in three (3) companies completing IPOs and five (5) portfolio companies that had filed Registration Statements in contemplation of a potential IPO, including:

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In April 2019, Hercules portfolio company Pinterest, Inc. (NYSE: PINS), a provider of a content sharing platform designed for collecting, organizing and sharing items from the web, completed its IPO offering of 75.0 million shares of Class A common stock at an initial public offering price of $19.00 per share on the New York Stock Exchange. Hercules currently holds 206,666 shares of common stock, as of March 31, 2019.

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In April 2019, Hercules portfolio company TransMedics, Inc. (NASDAQ: TMDX), a medical device company that provides a proprietary system to enable the transplantation of functioning organs, completed its IPO offering of 6.5 million shares of common stock at an initial public offering price of $16.00 per share on the NASDAQ Global Market. Hercules initially committed $10.0 million in venture debt financing in May 2008, and currently holds 88,961 shares of Preferred Series B, 119,999 shares of Preferred Series C, 260,000 shares of Preferred Series D, and 100,200 shares of Preferred Series F stock, as well as warrants for 175,000 shares of Preferred Series D and 50,444 shares of Preferred Series F stock, as of March 31, 2019.

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In May 2019, Hercules portfolio company Fastly, Inc. (NYSE: FSLY), a technology provider of a leading-edge cloud platform intended to accelerate the pace of technical innovation, mitigate evolving threats and scale on demand, completed its IPO offering of 2.06 million shares of common stock at an initial public offering price of $16.00 per share on the New York Stock Exchange. Hercules initially committed $10.0 million in venture debt financing in December 2018, and currently holds warrants for 152,195 shares of Preferred Series F stock, as of March 31, 2019.

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In May 2019, Hercules portfolio company BridgeBio Pharma, Inc., a clinical-stage biopharmaceutical company focused on genetic diseases, publicly filed its S-1 registration statement with the SEC in contemplation of an initial public offering. BridgeBio plans to list on the Nasdaq Global Market under the symbol “BBIO.” Hercules has committed a total of $77.0 million in venture debt financing beginning in May 2018, and currently holds 1,008,929 shares of Preferred Series D stock, as of March 31, 2019.

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In May 2019, Hercules portfolio company Dermavant Sciences, Inc., a wholly owned subsidiary of Roivant Sciences, and a clinical-stage biopharmaceutical company dedicated to developing and commercializing innovative therapeutics in medical dermatology, publicly filed its S-1 registration statement with the SEC in contemplation of an initial public offering. Dermavant plans to list on the Nasdaq Global Market under the symbol “DRMT.” Hercules initially committed $20.0 million in venture debt financing in May 2019, and currently holds warrants for 223,642 shares of common stock, as of May 31, 2019.

●	Three (3) portfolio companies filed confidentially under the JOBS Act.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.9 billion to over 460 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has six outstanding bond issuances:

Institutional Senior Unsecured Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Senior Unsecured Notes (“Baby Bonds”) PAR $25.00

●	5.25% Notes due 2025 (NYSE: HCXZ)
●	6.25% Notes due 2033 (NYSE: HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com